FIRST CHARTER CORPORATION                                            Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS




                                                                                           For the Nine Months Ended

                                                                                    September 30,               September 30,
                                                                                        1995                        1994
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:
1.         Net income...........................................                   $    4,539,432                $  3,901,472
2.         Weighted average common shares outstanding...........                        4,635,999                   4,660,455
3.         Incremental shares under stock options
           computed under the treasury stock method
           using the average market price of issuer's
           stock during the periods.............................                           56,308                      40,612
4.         Weighted average common shares and common
           equivalent shares outstanding........................                        4,692,307                   4,701,067
5.         Net income per share.................................                 $           0.97              $         0.83
           (Item 1 Divided by Item 4)

FULLY DILUTED:
1.         Net income...........................................                  $     4,539,432               $   3,901,472
2.         Weighted average common shares outstanding...........                        4,635,999                   4,660,455
3.         Incremental shares under stock options
           computed under the treasury stock method
           using the higher of the average or ending
           market price of issuer's stock at the end
           of the periods.......................................                           70,074                      46,064
4.         Weighted average common shares and common
           equivalent shares outstanding........................                        4,706,073                   4,706,519
5.         Net income per share.................................                  $          0.97              $         0.83
           (Item 1 Divided by Item 4)

All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.

FIRST CHARTER CORPORATION                                         Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS            (Continued)


                                                                                              For the Three Months Ended

                                                                                     September 30,               September 30,
                                                                                         1995                        1994
NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:
1.         Net income............................................                  $     1,536,310              $    1,426,044
2.         Weighted average common outstanding...................                        4,641,714                   4,645,990
3.         Incremental shares under stock options
           computed under the treasury stock method
           using the average market price of issuer's
           stock during the periods..............................                           64,056                      46,333
4.         Weighted average common shares and common
           equivalent shares outstanding.........................                        4,705,770                   4,692,323
5.         Net income per share..................................     $                       0.33  $                     0.30
           (Item 1 Divided by Item 4)

FULLY DILUTED:
1.         Net income............................................     $                  1,536,310  $                1,426,044
2.         Weighted average common shares outstanding............                        4,641,714                   4,645,990
3.         Incremental shares under stock options
           computed under the treasury stock method
           using the higher of the average or ending
           market price of issuer's stock at the end
           of the periods........................................                           67,461                      46,333
4.         Weighted average common shares and common
           equivalent shares outstanding.........................                        4,709,175                   4,692,323
5.         Net income per share..................................     $                       0.33  $                     0.30
           (Item 1 Divided by Item 4)

All per share data has been retroactively adjusted to reflect a stock split effected in the form of a 33 1/3% stock dividend declared in the fourth quarter of 1994.